Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Amendment Number 1 to the Registration Statement on Form S-1 is a part of the report dated May 10, 2011, relative to the financial statements of Mobad Services Corporation, as of April 30, 2011 and for the period March 2, 2011 (date of inception) through April 30, 2011.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

/s/ Peter Messineo, CPA
Peter Messineo, CPA
Palm Harbor Florida

July 1, 2011